EXHIBIT 99.3

AGILE RESOURCES, INC.

FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2015 AND 2014

DECEMBER 31, 2014

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AGILE RESOURCES, INC.

TABLE OF CONTENTS

Page

Financial Statements - unaudited

Balance Sheets	3

Statements of Income and Retained Earnings	4

Statements of Cash Flows	5

Notes to Financial Statements	6

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AGILE RESOURCES, INC.

BALANCE SHEETS
(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets
Cash	$77,354	$456,329
Accounts receivable, net	1,010,991	782,983
Prepaid expenses and other current assets	191,956	176,378
Total current assets	1,280,301	1,415,690

Property and equipment - at cost, less accumulated
depreciation and amortization	265,431	322,718
Other assets	13,618	15,133
	$1,559,350	$1,753,541

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Line of credit	$337,000	$473,332
Accounts payable and accrued expenses	483,672	362,994
Capital leases-current portion	57,884	60,496
Deferred rent-current portion	54,004	47,241
Total current liabilities	932,560	944,063

Capital leases	33,401	61,445
Deferred rent	154,066	184,626
Total long-term liabilities	187,467	246,071

Commitments

Stockholder's equity
Common stock, no par value, 10,000 shares authorized and 2,000 issued and outstanding	500	500
Retained earnings	438,823	562,907
	439,323	563,407
	$1,559,350	$1,753,541

See notes to financial statements.

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AGILE RESOURCES, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS
(unaudited)

	Six Months Ended June 30,
	2015	2014

Net revenues
Contract staffing services	$3,226,625	$3,078,937
Direct hire placement services	552,200	818,650
	3,778,825	3,897,587

Cost of revenues	2,430,858	2,351,444
Gross profit	1,347,967	1,546,143

Operating expenses
General and administrative	1,036,476	1,429,240

Income from operations	311,491	116,903

Other expense
Interest and other expense	14,370	53,953
Net income	297,121	62,950

Retained earnings, beginning of year	562,907	418,507

Distributions, net	(421,205)	(182,584)
Retained earnings, end of year	$438,823	$298,873

See notes to financial statements.

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AGILE RESOURCES, INC.

STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income	$297,121	$62,950
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	60,053	64,185
Changes in assets and liabilities
Accounts receivable	(228,008)	66,620
Accounts payable and accrued expenses	120,678	145,676
Prepaid expenses	(15,578)	56,995
Deferred rent	(23,797)	(21,229)
Net cash provided by operating activities	210,469	375,197

Cash flows from investing activities
Acquisition of property and equipment	(950)	(12,586)
Net cash used in investing activities	(950)	(12,586)

Cash flows from financing activities
Borrowings (repayments) under line of credit, net of fees	(136,633)	351
Payments under capital lease	(30,656)	(34,815)
Stockholder's distributions	(421,205)	(182,584)
Net cash used in financing activities	(588,494)	(217,048)

Net increase (decrease) in cash	(378,975)	145,563
Cash, beginning of year	456,329	184,695
Cash, end of year	$77,354	$330,258

Supplemental cash flow disclosures
Interest paid	$5,000	$11,034

See notes to financial statements.

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Agile Resources, Inc.

Notes to Financial Statements (unaudited)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Agile Resources, Inc., (the “Company”), is incorporated in the state of Georgia. The Company provides innovative information technology (“IT”) staffing solutions and IT consulting services ranging from legacy platforms to emerging technologies to a diversified client base across various industries.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Revenue Recognition

Direct hire placement service revenues are recognized when applicants accept offers of employment, less a provision for estimated losses due to applicants not remaining employed by the Company’s guarantee period. Contract staffing service revenues are recognized when services are rendered.

Refunds during the period are reflected in the statements of income as a reduction of revenue. Expected future refunds are reflected in the balance sheets as a reduction of accounts receivable and were approximately $0 as of June 30, 2015 and December 31, 2014.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company’s cash balances are maintained at various banks. Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at June 30, 2015 and December 31, 2014.

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Agile Resources, Inc.

Notes to Financial Statements (unaudited)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is providing using the straight-line method over estimated useful life of one to seven years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the period of the lease.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate. Recoverability of carrying values is assessed by estimating future net cash flows from the assets. Based on management's evaluations, no impairment charge was deemed necessary at June 30, 2015. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company’s estimates of future cash flows. Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $36,831 and $17,641 for the six months ended June 30, 2015 and 2014, respectively.

Income Taxes

The Company has elected S Corporation status for federal income tax and Georgia corporation business tax purposes. Under these elections, the Company is not a taxpaying entity for federal and state income tax purposes and, accordingly, no provision has been made for such income taxes, except for a minimum state corporate business tax. The stockholders’ allocable share of the Company’s income or loss is reportable on their income tax returns.

Subsequent Events

These financial statements were approved by management and available for issuance on October 14, 2015. Management has evaluated subsequent events through this date.

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Agile Resources, Inc.

Notes to Financial Statements (unaudited)

2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2015	December 31, 2014

Furniture and equipment	$431,708	$431,708
Computer equipment and software	52,979	52,029
Leasehold improvements	257,855	257,855
	742,542	741,592
Less - Accumulated depreciation and amortization	477,111	418,874
	$265,431	$322,718

Depreciation expense for the six months ended June 30, 2015 and 2014 was $43,299 and $48,065, respectively.

Included in property and equipment are gross assets under capital lease of $291,589 at June 30, 2015 and December 31, 2014 offset by accumulated depreciation of $204,113 and $174,954 at June 30, 2015 and December 31, 2014, respectively. Depreciation expense for assets under capital lease was $29,159 for both the six months ended June 30, 2015 and 2014.

3 - LINE OF CREDIT

On February 25, 2014 the Company entered into a $1,500,000 revolving line of credit with Fifth Third Bank. The line of credit is guaranteed by U.S. Small Business Administration and the shareholder of the Company and is collateralized by accounts receivable and other assets as pledged by the Company. The initial interest rate was set at 3.5% and will be adjusted every calendar quarter at Prime Rate plus .250% (3.5% at December 31, 2014). The Company had $337,000 in borrowings as of June 30, 2015 and approximately $620,000 of available borrowings as of December 31, 2014.

4 - CAPITAL LEASE OBLIGATIONS

The Company leases computer equipment and furniture under various capital leases. The agreements require monthly payments of $5,039, including interest. Future minimum lease payments are as follows:

Year Ending June 30,
2016	$58,451
2017	33,253
Total minimum lease payments	91,704

Less - Amount representing interest	419
Present value of minimum lease payments	91,285

Less - Current maturities	57,884
$33,401

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Agile Resources, Inc.

Notes to Financial Statements (unaudited)

5 - LEASE COMMITMENTS

The Company's Alpharetta, Georgia facility is leased through February 28, 2019. Annual rent payments are exclusive of required payments for increases in real estate taxes and operating costs over base period amounts.

Total minimum future annual rentals, exclusive of real estate taxes and related costs, are approximately as follows:

Year Ending June 30,
2016	$154,490
2017	159,123
2018	163,900
2019	111,856
$589,369

Rent expense, including real estate taxes and related costs, for the six months ended June 30, 2015 and 2014 aggregated approximately $55,949 and $54,506, respectively.

6 - RETIREMENT PLAN

The Company has a 401(k) profit sharing plan for all employees who have attained the age of 21 and completed one year of service. The Company, at its discretion, may make matching contributions and/or bonus contributions. The Company also has a profit sharing plan covering eligible employees. Retirement plan expense for both the six months ended June 30, 2015 and 2014 was $0.

7 - MAJOR CUSTOMERS

The Company had major customers in each of the years presented. A major customer is defined as one that makes up ten-percent or more of total revenues in a particular year or has an outstanding accounts receivable balance as of the year end. Net revenues for the six months ended June 30, 2015 and 2014 include sales to major customers as follows:

	June 30,
	2015	2014

Customer A	47%	21%
Customer B	*	15%

___________

*- Below 10% not deemed a major customer

Accounts receivable balances as of June 30, 2015 and December 31, 2014 to major customers are as follows:

	June 30, 2015	December 31, 2014

Customer A	65%	52%

8 - SUBSEQUENT EVENTS

On July 31, 2015, the Company entered into a Stock Purchase Agreement with General Employment Enterprises (“GEE”) for 100% of the outstanding stock of the Company. Under the purchase method of accounting, the transaction was valued for accounting purposes at an estimated $3,507,000.

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